Exhibit 99.1

Calculation of Fair Market Value of Class 8 – 11 Securities

Contingent Value Rights Value Analysis

(Amounts in USD millions except per share data)

Measurement Date		2/8/2010

Class 8 Allowed Claims		$1,042
Class 9 Allowed Claims		25,595
Class 10 Allowed Claims		320
Class 11 Allowed Claims		3,100
Total Class 8-11 Allowed Claims		$30,057

Total Common Shares Outstanding		200,035,561

Share Price (10-Day Volume-Weighted Average)		$31.46
New Common Interests Issued to Class 8-11 Allowed Claims		182,029,152
Market Value of Common Shares Issued to Class 8-11 Allowed Claims		$5,727

Face Value of Series A Notes Issued to Class 8-11 Allowed Claims		$21,040
	Weighting
2013 Series A Notes Trading Value, cents on dollar (10-Day Average)	10%	92.1
2014 Series A Notes Trading Value, cents on dollar (10-Day Average)	15%	89.2
2015 Series A Notes Trading Value, cents on dollar (10-Day Average)	15%	87.5
2016 Series A Notes Trading Value, cents on dollar (10-Day Average)	25%	85.9
2017 Series A Notes Trading Value, cents on dollar (10-Day Average)	35%	85.2
Series A Notes Trading Value (Weighted Average)	100%	87.0

Aggregate Market Value of Series A Notes Issued to Class 8-11 Allowed Claims		$18,308

Aggregate Recovery to Class 8-11 Allowed Claims		$24,035
% Recovery		80.0%

New Common Interests Issued to Senior CVRs		0
New Common Interests Issued to Junior CVRs		0
New Common Interests Issued to Preferred Stock CVRs		0